EXHIBIT 23.2


                                                               N.I. CAMERON INC.
                                                           Chartered Accountants



               Consent of N.I. Cameron Inc. Chartered Accountants


We hereby consent to the use in the Registration Statement on Form SB-2 of our report dated October 27, 2004, relating to the consolidated financial statements of YzApp International Inc., and consolidated subsidiaries for the fiscal years ended July 31, 2004 and July 31, 2003 as well as to the reference to N.I. Cameron Inc., Chartered Accountants, in the Experts section of the Prospectus contained in the Registration Statement.


                                        /s/ N.I. Cameron Inc.
                                        ---------------------------
                                            CHARTERED ACCOUNTANTS


Vancouver, B.C.
August 4, 2005